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                                                                  EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is made this 24th day of August, 1999 by and between Steiner Education Group, Inc., a Florida corporation (the "Company"), and Neal R. Heller ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and Employee desire to provide for the terms of the services to be performed by Employee for the Company.

         NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

         1. EMPLOYMENT, DUTIES. The Company hereby employs Employee as President and Chief Executive Officer of the Company (the title of Chief Executive Officer may be changed by the Board of Directors of the Company (the "Board")) and Employee hereby accepts such employment. Employee shall have responsibility for day to day management of the Company and shall have such other duties and responsibilities as shall be assigned to him by the Board relating to the operation of schools and related facilities of the type operated by the Company on the date hereof, including duties with respect to affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (each, an "Affiliate"), provided that such duties with respect to Affiliates in a senior officer capacity not inconsistent with Employee's position as President of the Company. During the term of this Agreement, Employee shall devote all his working time and effort to the conduct of his duties hereunder. Among the other duties of Employee hereunder, Employee shall, on or before October 15 of each year during the term hereof, prepare and submit in a form reasonably acceptable to the Chairman, for consideration by the Board of Directors of Steiner Leisure Limited (the "SLL Board"), the ultimate parent company of the Company ("SLL") a budget for the operations of the Company (the "Budget") for the then next succeeding calendar year ("Year"), including earnings before interest, taxes, depreciation and amortization for such Year and each fiscal quarter therein and which reflects the operations of each Facility (as defined in Section 3(a)(iv)(B), below) that was acquired by the Company effective on or before December 31 of such Year (Employee shall reflect in such the Budget for such Year any Facility acquired after the Budget is submitted to the SLL Board as promptly as practicable) and which Facility has not ceased operations, and only such Facilities (the "Budgeted EBITDA"). Such budget of the Company, as approved by the SLL Board for a year in question, is referred to herein as the "Company Budget." Employee shall not be required to have his principal office in other than Broward or Palm Beach counties in Florida without his consent.




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         2. TERM. Subject to Section 5, below, Employee's employment hereunder shall commence as of the Closing Date, as defined in that certain Asset Purchase Agreement, dated August 3, 1999 (the "Asset Agreement"), among SLL, FCNH, Inc., Florida College of Natural Health, Inc., The Natural Health Shoppe, Inc., Employee, Elizabeth S. Heller, Daniel Stubbs II, Arthur Keiser and Belinda Keiser (the "Commencement Date"), and shall continue for a term of five
(5) years therefrom.

         3. COMPENSATION.

                  (a) Salary; Bonus; Etc. Effective on the Commencement Date, except as otherwise provided herein, the Company (or any Affiliate) shall pay to Employee during the term hereof compensation as described in this Section 3
(a), all of which shall be subject to such deductions as may be required by applicable law or regulation:

                           (i) Base Salary. A base salary at the rate of (A) Two Hundred Thousand Dollars ($200,000) per Year for 1999 and (B) no less than Two Hundred Thousand Dollars (U.S. $200,000) for each Year or portion thereof thereafter during the term of this Agreement, subject to review by the Board and the SLL Board, payable in bi-weekly installments (the "Base Salary").

                           (ii) Disability Insurance. During each Year during the term hereof, up to Four Thousand Dollars (U.S. $4,000.00) to be used toward the payment of the premium on a disability insurance policy (a "Policy") covering Employee, upon delivery to the Company of evidence reasonably satisfactory to the Company of the purchase by Employee of a Policy with an annual premium due during such Year in an amount at least equal to the amount requested by Employee under this
         Section 3(a)(ii).

                           (iii) Bonus. With respect to each Period (as defined below) and Year commencing January 1, 2002 and continuing during the term hereof, additional compensation, if payable pursuant to the terms of this Section 3(a)(iii) (the "Bonus"). At the end of the first Period, if the Company shall have met or exceeded Budgeted EBITDA for such date, Employee shall be entitled to receive an amount equal to
         0.25 times the Base Salary then in effect for the Year in question. At the end of the second Period, if the Company shall have met or exceeded the Budgeted EBITDA for such date (cumulatively for the Year to date, and not solely for the second Period - "cumulatively" in this sentence), Employee shall be entitled to receive an amount equal to
         0.50 times the Base Salary then in effect for the Year in question, less the amount paid pursuant to the prior sentence. At the end of the third Period, if the Company shall have met or exceeded the Budgeted EBITDA for such date (cumulatively for the Year to date, and not solely for the third Period - "cumulatively" in this sentence), Employee shall be entitled to receive an amount equal to 0.75 times the Base Salary then in effect for the Year in question, less the amounts paid pursuant to each of the prior two sentences. Any amount which the Employee is entitled to receive pursuant to the preceding three sentences shall be payable one-half within sixty (60) days after the end of the Period in question and one-half within sixty (60) days after the end of the Year in question. At the end of the fourth Period, if the Company shall have met or exceeded the Budgeted EBITDA for such date (cumulatively for the Year to date, and not solely for the fourth Period - "cumulatively" in this sentence), Employee shall be entitled to receive, within sixty (60) days after the end of such Period, an amount equal to the Base Salary then in effect for the Year in question, less the amounts paid pursuant to the second, third and fourth sentences of this Section 3(a)(iii). Notwithstanding the foregoing, Employee shall only be entitled to receive payment pursuant to this Section 3(a)(iii) with respect to a Period if he is employed hereunder on the last day of such Period except that if this Agreement terminates at the end of the full term hereof, Employee shall be entitled to receive any Bonus that may be payable pursuant to this
         Section 3(a)(iii) for the Period during which such termination occurs, prorated to reflect the portion of the Period in question prior to the date of such termination. For purposes of this Section 3(a)(iii)"Period" means each of the fiscal quarters of the Company during each Year during the term hereof.

                           (iv) Additional Bonus.

                  (A) If (X) the Budgeted EBITDA has been met for a Year, and
(Y) a New Facility (as defined below) achieves for a New Facility Year (as defined below) ending during such Year earnings before interest, taxes, depreciation and amortization (the "EBITDA") equal to or greater than an amount equal to the percentage specified below for such New Facility Year (the "Specified Percentage") of the Facility Cost (as defined below) for such New Facility for such New Facility Year (the "Target EBITDA"), then Employee shall be entitled to receive a bonus in an amount equal to twenty percent (20%) of the amount by which the EBITDA for such New Facility for such New Facility Year





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exceeds the Target EBITDA for such New Facility for such New Facility Year (the
"New Facility Bonus"). Notwithstanding the foregoing, (A) the Additional Bonus shall only be payable with respect to (X) an Accredited New Facility, with respect to the thirty-six (36) month period commencing on the first day of the calendar quarter that begins on or after the effective date of the acquisition by the Company of the Accredited New Facility in question and (Y) a Non-Accredited New Facility, with respect to the thirty-six (36) month period commencing on the first anniversary of the day that is the first day of the calendar quarter that begins on or after the effective date of the acquisition by the Company of the Non-Accredited New Facility in question (each twelve (12) month period in either such thirty-six (36) month period is referred to herein as a "New Facility Year") and (B) Employee shall only be entitled to receive a New Facility Bonus if he is employed hereunder on the last day of such Year. Notwithstanding the foregoing, in event of the death or Disability of Employee during the term hereof, if the criteria for the payment of an Additional Bonus with respect to a New Facility with respect to which its New Facility Year terminates prior to the date of such death or Disability, Employee, or his estate, as the case may be, shall be entitled to receive a New Facility Bonus with respect to such New Facility in accordance with the terms hereof.

                  (B) For purposes of this Section 3(a)(iv);

                      "Accredited New Facility" means a New Facility that, as of the effective date of the acquisition by the Company thereof, was eligible to participate in one or more student loan programs under Title IV of the Higher Education Act of 1965, as amended.

                      "Facility Cost" shall mean the total of the (i) cash and
                      (ii) the value of any non-cash consideration paid for a Facility and any subsequent capital expenditures relating to the Facility or its operation.

                      "New Facility" shall mean the assets of a school which provides training in the areas of massage therapy, skin care and/or, as the case may be, related areas, and any business acquired as part of the acquisition of such school and business (if any), (each, collectively, a "Facility") which is acquired after the Commencement Date by the Company. Unless otherwise indicated, "New Facility means an "Accredited New Facility" and/or, as the context requires, a "Non-Accredited" New Facility.

                      "Non-Accredited New Facility" means a New Facility that is not an Accredited New Facility.

                      "Specified Percentage" shall mean for each New Facility Year of operation of an Accredited New Facility or a New Facility, as the case may be, indicated below, an amount equal to the percentage of the Facility Cost for such New Facility, as indicated below:


           NEW FACILITY YEAR ACCREDITED          NEW FACILITY YEAR
                  NEW FACILITY              NON-ACCREDITED NEW FACILITY
           ----------------------------     ---------------------------
          YEAR              PERCENTAGE        YEAR         PERCENTAGE
          ----              ----------        ----         ----------
          First                 15%          Second           15%
          Second                20%          Third            20%
          Third                 25%          Fourth           25%

                  (C) Additional Bonuses, if any, shall be payable with respect to a New Facility after the end of the Year in which a New Facility Year ends.

                  (D) If the criteria for the payment of an Additional Bonus with respect to a New Facility is not met for a Year during the term hereof, but at the end of the immediately following Year, the Budgeted EBITDA and the Specified Percentages are met for those two Years on a cumulative basis, then





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Employee shall be entitled to receive an Additional Bonus for each of those two
Years, which Additional Bonus with respect to such New Facility shall be payable at the time that the Additional Bonus for the second of those two
Years would be payable.

                  (b) Other Benefits. During the term hereof, the Company shall provide to Employee all other benefits currently provided to the executive officers (as defined for purposes of the Securities Exchange Act of 1934, as amended) of SLL, as well as those which SLL may, in the future, provide to its executive officers, including, without limitation, life insurance, medical coverage and the right to participate in share option or similar plans. The Company also shall provide Employee with a private office and a monthly allowance of One Thousand Dollars ($1,000) for the use by Employee in purchasing or leasing an automobile and for the payment of insurance, maintenance and other expenses in connection with such automobile.

                  (c) Expense Reimbursement. The Company shall reimburse Employee for all ordinary and necessary business expenditures made by Employee in connection with, or in furtherance of, his employment hereunder upon presentation by Employee of expense statements, receipts, vouchers or such other supporting information as may from time to time be reasonably requested by the Board.


         4. VACATION. Employee shall be entitled to (i) four (4) weeks paid vacation per Year and (ii) additional vacation days on each day that is a United States federal holiday. Notwithstanding the foregoing, Employee shall not be entitled to take in excess of two (2) consecutive weeks of vacation without the prior written consent of the Chairman.


                  5. TERMINATION.

                  (a) Death. In the event of Employee's death during the term hereof, the Company shall have no further obligations to make payments or otherwise under this Agreement, except that the Company shall pay to Employee's estate any (i) any unpaid accrued Base Salary pursuant to Section 3(a)(i), above, (ii) Bonus pursuant to Section 3(a)(iii), above, and (iii) any Additional Bonus pursuant to Section 3(a)(iv), above, in each case to which Employee was entitled on the date of death pursuant to the terms of those Sections.

                  (b) Disability. If Employee becomes physically or mentally disabled during the term hereof so that he is unable to perform the services required of Employee pursuant to this Agreement for an aggregate of six (6) months in any twelve (12) month period (a "Disability"), the Company, at its option, may terminate Employee's employment hereunder (the date of such termination, the "Disability Date"), and, thereafter, Employee shall not be deemed to be employed hereunder (except that Employee's obligations under Section 6, below, shall remain in full force and effect) and the Company shall have no further obligations to make payments or otherwise under this Agreement, except as provided in this Section 5(b). In the event of a Disability, Employee shall be entitled to receive (i) any unpaid accrued Base Salary pursuant to
Section 3(a)(i), above, (ii) any Bonus pursuant to Section 3(a)(iii), above, and (iii) any Additional Bonus pursuant to Section 3(a)(iv), above, in each case to which Employee was entitled at the Disability Date pursuant to the terms of those Sections. Nothing in this Agreement is intended to cause the Company to be in violation of the Americans with Disabilities Act.

                  (c) For Cause. The Company may at any time during the term hereof, without any prior notice, terminate Employee's employment hereunder upon the occurrence of any of the following events: (i) a breach by Employee of this Agreement; (ii) a material violation by Employee of any written policy or directive of the Company applicable to Employee specifically, or to officers or employees of the Company generally;(iii) Employee's excessive alcoholism or drug abuse; (iv) gross negligence by the Employee in the performance of his duties under this Agreement that results in damage to the Company or any Affiliate; (v) violation by Employee of any lawful direction from the Chairman or the Chairman's designee, provided such direction is not inconsistent with Employee's duties and responsibilities to the Company hereunder; (vi) fraud, embezzlement or other criminal conduct by Employee; (vii) intentional or reckless tortious conduct that results in damage to the Company; or (viii) the committing by Employee of an act involving moral turpitude. In addition, Employee's employment hereunder shall terminate on the effective date of the rescission transaction described in Section 1.11 of the Asset Agreement (a "Rescission Termination"). If the Company terminates Employee's employment under this Agreement pursuant to this Section 5(c), the Company shall have no further obligations to make payments or otherwise under this Agreement, except that Employee shall be entitled to receive any unpaid accrued Base Salary pursuant to Section 3(a)(i), above, through the date that is thirty (30) days after the date that the Company gives written notice of such termination to





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Employee ("Termination Notice Date") within sixty (60) days after the
Termination Notice Date. Notwithstanding the foregoing, Employee shall, for all purposes, cease to be deemed to be employed by the Company as of the date of any termination of Employee pursuant to this Section 5(c), irrespective of whether written notice of termination is given on such date. The obligations of Employee under Section 6, below, shall continue notwithstanding termination of Employee's employment pursuant to this Section 5(c), other than as a result of a Rescission Termination.

                  (d) By Employee. Employee may terminate this Agreement by giving written notice (the "Voluntary Notice") thereof at least forty-five (45) days in advance of such termination to a member of the Board other than Employee, if Employee is then a member of the Board. In the event of such voluntary termination by Employee, the Company shall have no further obligations to make payments or otherwise under this Agreement, except that Employee shall be entitled to receive (i) any unpaid accrued Base Salary pursuant to Section 3(a)(i), above and (ii) any Bonus pursuant to Section 3(a)(iii), above, in each case to which Employee is entitled on the date of such termination pursuant to the terms of those Sections. Such amounts shall be paid to Employee within sixty (60) days after the date of such termination. The Company may elect to waive the aforesaid 45-day period and terminate Employee at any time after receipt of the Voluntary Notice ("Company Termination"), and, in such event, d Employee shall only be entitled to receive such Base Salary through the date of Company Termination and Employee's eligibility to receive such Bonus shall be determined as of the date of Company Termination.

         6. NON-COMPETITION; CONFIDENTIALITY; ETC. All references to the "Company" in this Section 6 shall include all Affiliates.

                  (a) Acknowledgment. Employee acknowledges and agrees that (i) in the course of Employee's employment by the Company, it will be necessary for Employee to acquire information which could include, in whole or in part, information concerning the sales, products, services, customers and prospective customers, sources of supply, computer programs, system documentation, software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the affairs of the Company (collectively, the "Confidential Information"), (ii) the restrictive covenants set forth in this Section 6 are reasonable and necessary in order to protect and maintain such proprietary interests and the other legitimate business interests of the Company and that such restrictive covenants in this Section 6 shall survive the termination of this Agreement for any reason and (iii) the Company would not have entered into this Agreement unless such covenants were included herein.

                  (b) Non-Competition. Employee covenants and agrees that during the term hereof and for a period of two (2) years following the termination of Employee's employment hereunder for any reason, Employee shall not, in any portion of the world where, or from which, the Company is then conducting, or had in the then preceding two (2) years conducted, any part of its business, engage, directly or indirectly, whether as an individual, sole proprietor, or as a principal, agent, officer, director, employer, employee, consultant, independent contractor, partner or shareholder of any firm, corporation or other entity or group or otherwise in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean any individual, sole proprietorship, partnership, firm, corporation or other entity or group which offers or sells or attempts to offer or sell any products or services which are the same as, or similar to, or otherwise competes with the products or services offered or sold by the Company at any time or from time to time during the two (2) years immediately preceding such termination of Employee's employment. Notwithstanding the foregoing, Employee is not precluded from (i) maintaining a passive investment in publicly held entities provided that employee does not have more than a five percent (5%) beneficial ownership in any such entity; or (ii) serving as an officer or director of any entity, the majority of the voting securities of which is owned, directly or indirectly, by the Company (collectively, a "Permitted Activity"). Notwithstanding the foregoing, Employee shall be permitted, after the termination of Employee's employment hereunder, to sell any products; provided that the products that are the same as or similar to those then offered by the Company may not be sold to any students enrolled with the Company.

                  (c) Non-Solicitation of Customers and Suppliers. Employee agrees that during his employment hereunder, he shall not, whether as an individual or sole proprietor, or as a principal, agent, officer, director, employer, employee, consultant, independent contractor, partner or shareholder of any firm, corporation or other entity or group or otherwise, directly or indirectly, solicit the trade or business of, or trade, or conduct business with, any customer, prospective customer, supplier, or prospective supplier of the Company for any purpose other than for the benefit of the Company. Employee further agrees that for two (2) years following termination of his employment hereunder for any reason, Employee shall not, directly or indirectly, solicit





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the trade or business of, or trade, or conduct business with any customers or suppliers, or prospective customers or suppliers, of the Company.
Notwithstanding the foregoing, Employee is not precluded from a Permitted Activity.

                  (d) Non-Solicitation of Employees, Etc. Employee agrees that during the term of his employment hereunder and thereafter for a period of two
(2) years, he shall not, as a principal, agent, employee, employer, consultant, independent contractor, officer, director, shareholder or partner of any person, firm, corporation or other entity or group or in any individual representative capacity whatsoever or otherwise, directly or indirectly, without the prior express written consent of the Company approach, counsel or attempt to induce any person who is then in the employ of, or then serving as independent contractor with, the Company to leave the employ of, or terminate such independent contractor relationship with, the Company or employ or attempt to employ any such person or persons who at any time during the preceding six
(6) months was in the employ of, the Company. Notwithstanding the foregoing, Employee is not precluded from a (i) Permitted Activity or (ii) employing Elizabeth S. Heller after the termination of his employment hereunder.

                  (e) Non-Disclosure of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Board, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment hereunder or subsequent to the termination of his employment hereunder for any reason, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

                  (f) Disclosure of Works and Inventions/Assignment of Patents. Employee shall disclose promptly to the Company any and all works, publications, inventions, discoveries and improvements authored, conceived or made by Employee during the period of his employment hereunder and related to the business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters of Patent or Copyrights, or similar documents or rights, of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of Employee's employment hereunder for any reason with respect to works, inventions, discoveries and improvements authored, conceived or made by Employee l during the period of Employee's employment under this Agreement.

                  (g) Return of Materials. Upon the termination of Employee's employment with the Company for any reason, Employee shall promptly deliver to the Board all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, financial records, reports, flowcharts, programs, proposals and any other documents concerning the Company's business, including, without limitation, its customers or suppliers or concerning its products, services or processes and all other documents or l materials containing or constituting Confidential Information; provided, however, that nothing in this Section 6(g) shall require Employee to deliver to the Board any property that is owned by Employee and that contains no Confidential Information.

                  (h) Status of Section. The provisions of this Section 6 shall be construed as an agreement on the part of Employee independent of any other part of this Agreement or any other agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the provisions of this Section 6.


         7. NON-ASSIGNMENT; SUCCESSORS; ETC. The Company may assign any of its rights, but not its obligations under this Agreement. Employee may assign his rights, but not his obligations, hereunder and the obligations of Employee hereunder, other than the obligations set forth in Section 1, above, shall continue after the termination of his employment hereunder for any reason and shall be binding upon his estate, personal representatives, designees or other legal representatives, as the case may be ("Heirs"), and all of Employee's rights hereunder shall inure to the benefit of his Heirs. All of the rights of the Company hereunder shall inure to the benefit of, and be enforceable by the successors of the Company.

         8. NOTICES. Any notices or demands given in connection herewith shall be in writing and deemed given when (i) personally delivered, (ii) sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (iii) three (3)





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days after being deposited for delivery with a recognized overnight courier, such as FedEx, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate:

                       If to Employee:

                                2001 Sample Road
                                Suite 318
                                Pompano Beach, FL 33064
                                Facsimile Number: (954) 969-9747

                       If to the Company:
                                Leonard I. Fluxman
                                c/o CT Maritime Services, L.C.
                                1007 North America Way
                                Fourth Floor
                                Miami, FL 33132
                                Facsimile Number: (305) 372-9310

         9. ENTIRE AGREEMENT; CERTAIN TERMS. This Agreement constitutes and contains the entire agreement of the parties with respect to the matters addressed herein and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof, including, but not limited to all other agreements and arrangements relating to the payment of any compensation to Employee with respect to any services performed, or to be performed on behalf of the Company or any Affiliate. No waiver of any rights under this Agreement, nor any modification or amendment of this Agreement shall be effective or enforceable unless in writing and signed by the party to be charged therewith. When used in this Agreement, the terms "hereof," "herein" and "hereunder" refer to this Agreement in its entirety, including any exhibits or schedules attached to this Agreement and not to any particular provisions of this Agreement, unless otherwise indicated.

         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. GOVERNING LAW, ETC. This Agreement shall be governed by and construed in accordance with the laws of Florida without regard to choice of law provisions and the venue for all actions or proceedings brought by Employee arising out of or relating to this Agreement shall be in the state or federal courts, as the case may be, located in Miami-Dade County, Florida (collectively, the "Courts"). Employee hereby irrevocably waives any objection which she now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in any of the Courts and any objection on the ground that any such action or proceeding in any of the Courts has been brought in an inconvenient forum. Nothing in this
Section 11 shall affect the right of the Company or an Affiliate to bring any action or proceeding against Employee or his property in the courts of other jurisdictions. In the event of any litigation between the parties hereto with respect to this Agreement, the prevailing party therein shall be entitled to receive from the other party all of such prevailing party's expenses in connection with such litigation, including, but not limited, to reasonable attorneys' fees.

         12. SEVERABILITY. It is the intention of the parties hereto that any provision of this Agreement found to be invalid or unenforceable be reformed rather than eliminated. If any of the provisions of this Agreement, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or the other provisions of this Agreement, which shall be given full effect, without regard to the invalid portions. If any of the provisions of Section 6, above, or any portion thereof, is held to be unenforceable because of the duration of such provision or portions thereof, the area covered thereby or the type of conduct restricted therein, the parties hereto agree that the court making such determination shall have the power to modify the duration, geographic area and/or, as the case may be, other terms of such provisions or portions thereof, and, as so modified, said provisions or portions thereof shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's rights provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.





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         13. NON-WAIVER. Failure by either the Company or Employee to enforce any of the provisions of this Agreement or any rights with respect hereto, or the failure to exercise any option provided hereunder, shall in no way be considered to be waiver of such provisions, rights or options, or to in any way affect the validity of this Agreement.

         14. HEADINGS. The headings preceding the text of the paragraphs of this Agreement have been inserted solely for convenience of reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

         15. NO MITIGATION. In the event that Employee's employment hereunder is terminated by the Company other than pursuant to Sections 5(a), 5(b) or 5(c), above, Employee shall not be required to mitigate any damages in connection with any claims that Employee may assert for wrongful termination hereunder.

                       [SIGNATURE LINES ARE ON NEXT PAGE]








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         IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first above written.



                                           STEINER EDUCATION GROUP, INC.



/s/ Neal R. Heller                         By: /s/ Leonard I. Fluxman
------------------------------------       ------------------------------------
Neal R. Heller                             Leonard I. Fluxman
                                           Chairman of the Board










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